                                                                   EXHIBIT 10.18



                      ADVANCED SYSTEMS INTERNATIONAL, INC.
                                       AND
                          AUTOMATIC TIME SYSTEMS CORP.
                         25300 Telegraph Road, Suite 455
                              Southfield, MI 48034


                                  July 15, 1999


Mr. Carlos E. Bravo
1713 Skyhawk Ct
Daytona Beach, FL 32124

Dear Carlos:

         I am very happy that you have joined our Board, effective July 15, 1999. Enclosed are three copies of a booklet containing your initial stock option grant under the AdSys Directors Stock Option Plan and a copy of the Plan itself. Please sign all three where indicated, and return two copies to me for the Company's records. The third is, of course, for your files.

         I am also pleased to confirm your engagement by AdSys' operating subsidiary, Automatic Time Systems Corp., as a consultant to assist our management team on an "as requested - as needed" basis subject to our mutually agreeable arrangements. You will consult with our management team as to general and specific information relating to marketing our products, gathering and analyzing market and competitive data, and locating, introducing and referring ATSC in respect of sales and partnering opportunities. Of course, none of the services you may be called on to render to ATSC or AdSys may conflict with your duties and obligations to your main employer, US internetworking, Inc.

         Because these consulting services are in addition to, and over and above, your service as a member of the board of the directors of AdSys, ATSC will, itself, directly compensate you for these services. Each calendar quarter starting July 15, 1999, you will receive an option to acquire a number of AdSys shares equal to $12,500 divided by the then market price for the shares. The option will vest immediately and be for a ten year term, with the strike price equal to market price on the grant date. The option will be issued under the AdSys Employee Option Plan. Of course, either one of us may terminate this consulting arrangement as of the end of any calendar quarter starting July 15, 1999, on ten (10) days written notice.

         If this letter accurately states our understanding, please countersign one copy where indicated below and return it to me.


                                Very truly yours,

                      ADVANCED SYSTEMS INTERNATIONAL, INC.
                                       and
                          AUTOMATIC TIME SYSTEMS CORP.



                     Gerald A. Pesut, Chairman and President


Accepted and Agreed:



------------------------
Carlos E. Bravo

Dated:               , 1999
       --------------